                                                                   EXHIBIT 10.74

                                                                 [JPMORGAN LOGO]

JPMorgan Chase Bank
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

To: CADENCE DESIGN SYSTEMS, INC.                                 August 11, 2003
2655 Seely Avenue
San Jose, CA 95134
Attention: Treasurer
Telephone No.: (408) 943-1234
Facsimile No.: (408) 943-0513

Re: Warrants

Reference:

         The purpose of this letter agreement is to confirm the terms and conditions of the Warrants issued by CADENCE DESIGN SYSTEMS, INC. ("COMPANY") to JPMORGAN ENTITY Chase Bank, London Branch ("JPMORGAN") on the Trade Date specified below (the "TRANSACTION"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous letter and serve as the final documentation for this Transaction.

         The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. This Transaction shall be deemed to be a Share Option Transaction within the meaning set forth in the Equity Definitions.

         Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between JPMorgan and the Company as to the terms of the Transaction to which this Confirmation relates. In addition, JPMorgan and the Company agree to make all reasonable efforts to promptly negotiate, execute, and deliver an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "AGREEMENT"), with such modifications as JPMorgan and the Company will in good faith agree together with related schedules. Upon the execution by JPMorgan and the Company of such an agreement, this Confirmation will supplement, form a apart of, and be subject to, that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until JPMorgan and the Company execute such agreement, this Confirmation, together with all other documents referring to an Agreement (each a "CONFIRMATION") confirming transactions (each a "TRANSACTION") entered into between JPMorgan and the Company (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the Agreement as if JPMorgan and the Company had executed an agreement in such form (but without any Schedule except for the election of the laws of the State of New York as the governing law and United States dollars as the Termination Currency and Second Method and Loss as the payments on early termination) on the Trade Date of the first such Transaction between JPMorgan and the Company. In the event of any inconsistency between provisions

                    A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
       INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED
                                COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
  REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                          PARK AVENUE, NEW YORK, USA.

of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that if they have not executed an Agreement within 60 days from the Trade Date it shall constitute an Additional Termination Event under the Agreement in respect of which the Company is the sole Affected Party and this Transaction is the sole Affected Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

 General Terms:

       Trade Date:                        August 11, 2003

       Warrants:                          American-style equity call warrants to be
                                          issued by the Company to JPMorgan, each
                                          giving the holder the right to purchase
                                          one Share at the Strike Price. For the
                                          purposes of Equity Definitions, each
                                          Warrant shall be deemed to be a Call
                                          Option.

       Buyer:                             JPMorgan

       Seller:                            Company

       Shares:                            The common stock of Company, par value
                                          USD 0.01 per Share (Exchange symbol
                                          "CDN")

       Number of Warrants:                22,357,646

       Warrant Entitlement:               One Share per Warrant

       Multiple Exercise:                 Applicable

       Minimum Number of Warrants:        1

       Maximum Number of Warrants:        22,357,646

       Strike Price:                      USD 23.08

       Premium:                           USD 46,095,000

       Premium Payment Date:              August 15, 2003

       Exchange:                          The New York Stock Exchange

       Related Exchange(s):               The principal exchange(s) for options
                                          contracts or futures contracts, if any,
                                          with respect to the Shares
Exercise and Valuation:

       Expiration Time:                   The Valuation Time

       Expiration Date:                   For any Daily Number of Warrants, each
                                          date specified as such in Annex A
                                          hereto. If there is a Market Disruption
                                          Event on any Expiration Date, then the
                                          Calculation Agent shall determine the
                                          Reference Price or

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
             INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE
                           CHARTERED COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
          REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ.
                   HEAD OFFICE 270 PARK AVENUE, NEW YORK, USA.

                                          Settlement Price for such Expiration Date,
                                          as the case may be, on the basis of
                                          its good faith estimate of the trading
                                          value for the relevant Shares.

       Automatic Exercise:                Applicable

Valuation applicable to each Warrant:

       Valuation Time:                    At the close of trading of the regular
                                          trading session on the Exchange

       Valuation Date:                    The Exercise Date

Settlement Terms applicable to the
Transaction:

Method of Settlement:                     Net Share Settlement; and means that,
                                          on each Settlement Date, Company shall
                                          deliver to JPMorgan, the Share Delivery
                                          Quantity of Shares for such Settlement
                                          Date to the account specified hereto free
                                          of payment through the Clearance
                                          System.

Share Delivery Quantity:                  For any Settlement Date, a number of
                                          Shares, as calculated by the Calculation
                                          Agent, equal to the Net Share Settlement
                                          Amount for such Settlement Date divided
                                          by the Settlement Price for such
                                          Settlement Date, plus cash in lieu of any
                                          fractional shares.

Net Share Settlement Amount:              For any Settlement Date, the Daily
                                          Number of Warrants specified in Annex
                                          A with respect to the Expiration Date
                                          corresponding to such Settlement Date
                                          multiplied by the Strike Price
                                          Differential for such Settlement Date.

Strike Price Differential:                (a) If the Settlement Price for any
                                          Expiration Date is greater than the Strike
                                          Price, an amount equal to the excess of
                                          such Settlement Price over the Strike
                                          Price; or

                                          (b) If such Settlement Price is less
                                          than or equal to the Strike Price, zero.

Settlement Price:                         For any Expiration Date, the closing
                                          price per Share on the Exchange at the
                                          Valuation Time on the Valuation Date.

Settlement Date:                          For any Expiration Date, the date defined
                                          as such in Section 6.2 of the Equity
                                          Definitions, subject to Section 8(r)(i) hereof.

Failure to Deliver:                       Applicable

Other Applicable Provisions:              The provisions of Sections 6.6, 6.7,
                                          6.8 and 6.10 of the Equity Definitions
                                          will be applicable, except that all
                                          references in such provisions to
                                          "Physically-Settled" shall be read as
                                          references to "Net Share Settled". "Net

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
             INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE
                           CHARTERED COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
          REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ.
                   HEAD OFFICE 270 PARK AVENUE, NEW YORK, USA.

                                                  Share Settled" in relation to
                                                  any Warrant means that Net
                                                  Share Settlement is
                                                  applicable to that Warrant.
3. Additional Terms applicable to the
   Transaction:

   Adjustments applicable to the Warrants:

    Method of Adjustment:                         Calculation Agent Adjustment

 Extraordinary Events applicable to the
    Transaction:

       Consequence of Merger Events

       (a) Share-for-Share:                       Alternative Obligation;
                                                  provided that the Calculation
                                                  Agent will determine if the
                                                  Merger Event affects the
                                                  theoretical value of the
                                                  Transaction and if so JPMorgan
                                                  in its sole discretion may
                                                  elect to make adjustments to
                                                  the Strike Price and any other
                                                  term necessary to reflect the
                                                  characteristics (including
                                                  volatility, dividend practice
                                                  and policy and liquidity) of
                                                  the New Shares.
                                                  Notwithstanding the foregoing,
                                                  Cancellation and Payment shall
                                                  apply in the event the New
                                                  Shares are not publicly traded
                                                  on a United States national
                                                  securities exchange or quoted
                                                  on the Nasdaq National Market
                                                  System.

        (b) Share-for-Other:                      Cancellation and Payment

        (c) Share-for-Combined:                   Cancellation and Payment

        Nationalization or Insolvency:            Cancellation and Payment

Nationalization or Insolvency:                    Cancellation and Payment

Payments on Early Termination:          Second Method and Loss

4. Calculation Agent:                   JPMorgan, whose calculations and
                                        determinations shall be made in good
                                        faith and in a commercially reasonable
                                        manner, including with respect to
                                        calculations and determinations that are made in its sole discretion.

5. Account Details:

        (a)   Account for payments to Company:

              Cadence Design Systems, Inc.

              ----------------------------

              ----------------------------

              ----------------------------

              ----------------------------

              ----------------------------


                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
             INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE
                           CHARTERED COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
          REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ.
                   HEAD OFFICE 270 PARK AVENUE, NEW YORK, USA.

                  Account for delivery of Shares to Counterparty:

                  Mellon Investor Services
                  235 Montgomery Street, 23rd Floor
                  San Francisco, CA 94104
                  Cadence Design Systems Book Memo Treasury Reserve Account
                  Comment: When you are ready to deliver shares contact Cadence FIRST.

         (b)      Account for payments to JPMorgan:

                  JPMorgan Chase Bank, New York
                  _________________________________
                  _________________________________
                  _________________________________
                  _________________________________

                  Account for delivery of Shares from JPMorgan:

                  DTC 060

6. Offices:

The Office of Company for the Transaction is: Inapplicable, Company is not a Multibranch Party.

The Office of JPMorgan for the Transaction is: New York

                  JPMorgan Chase Bank
                  London Branch
                  P.O. Box 161
                  60 Victoria Embankment
                  London EC4Y 0JP, England

7. Notices: For purposes of this Confirmation:

         (a)      Address for notices or communications to Company:

                  Cadence Design Systems, Inc.
                  Attention: Treasurer
                  Telephone No.: (408) 943-1234
                  Facsimile No.: (408) 943-0513

                  Address for notices or communications to JPMorgan:

                  JPMorgan Chase Bank
                  277 Park Avenue, 11th Floor
                  New York, NY 10172
                  Attention: Kevin J. Moran
                  EDG Corporate Marketing
                  Telephone No.: (212) 622-6707
                  Facsimile No.: (212) 622-8534

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
                INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK
                        STATE CHARTERED COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
  REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

8. Other Provisions:

         (a) No Reliance, etc. Each party represents that (i) it is entering into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) neither the other party nor any of its agents are acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has not relied on the other party for any legal, regulatory, tax, business, investment, financial, and accounting advice, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any view expressed by the other party or any of its agents; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

         (b) Share De-listing Event. If at any time during the period from and including the Trade Date, to and including the final Valuation Date, the Shares cease to be listed on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed as of the date of such de-listing on The New York Stock Exchange, The American Stock Exchange or the Nasdaq National Market System (or their respective successors) (the "SUCCESSOR EXCHANGE"), then Cancellation and Payment shall apply, and the date of the de-listing shall be deemed the date of termination for purposes of calculating any payment due from one party to the other in connection with the cancellation of this Transaction. If the Shares are immediately re-listed on a Successor Exchange upon their de-listing from the Exchange, this Transaction shall continue in full force and effect, provided that the Successor Exchange shall be deemed to be the Exchange for all purposes hereunder. In addition, the Calculation Agent shall make any adjustments it deems necessary to the terms of the Transaction in accordance with Calculation Agent Adjustment method as defined under Section 9.1(c) of the Equity Definitions.

         (c) Repurchase Notices. Company shall, on any day on which Company effects any repurchase of Shares, promptly give JPMorgan a written notice of such repurchase (a "REPURCHASE NOTICE") if following such repurchase, the Warrants Equity Percentage as determined on such day is (i) greater than 5% and (ii) greater by 0.5% than the Warrants Equity Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Warrants Equity Percentage as of the date hereof). The "WARRANTS EQUITY PERCENTAGE" as of any day is the fraction (A) the numerator of which is the product of the Number of Warrants and the Warrant Entitlement and (B) the denominator of which is the number of Shares outstanding on such day. Company agrees to indemnify and hold harmless JPMorgan and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an "INDEMNIFIED PERSON") from and against any and all losses (including losses relating to JPMorgan's hedging activities as a consequence of becoming, or of the risk of becoming, a
                  Section 16 "insider", including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney's fees), joint or several, to which an Indemnified Person actually incurs as a result of Company's failure to provide JPMorgan with a Repurchase Notice on the day and in the manner specified in this Section 8(c), and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person, such Indemnified Person shall promptly notify the Company in writing, and the Company, upon request of the Indemnified Person, shall

                    A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
       INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED
                                COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
  REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                  retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Company may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Company agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph (c) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Company under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph (c) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity. The indemnity and contribution agreements contained in this paragraph (c) shall remain operative and in full force and effect regardless of the termination of this Transaction.

         (d) Material Non-Public Information. Company represents and warrants that each of it and its Affiliates is not, on the date hereof, in possession of any material non-public information with respect to Company.

         (e) Eligible Contract Participant. Company represents and warrants that it is an "eligible contract participant" (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended (the "CEA") because one or more of the following is true:

                  Company is a corporation, partnership, proprietorship, organization, trust or other entity and:

                           (A) Company has total assets in excess of USD 10,000,000;

                           (B) the obligations of Company hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through
                                    (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or
                                    1a(12) of the CEA; or

                           (C) Company has a net worth in excess of USD 1,000,000 and has entered into this Agreement in connection with the conduct of Company's business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Company in the conduct of Company's business.

         (f) Regulation M. The Company was not on the Trade Date and is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), of any securities of Company, other than a distribution meeting the requirements of the exception set forth in sections 101(b)(10) and 102(b)(7) of Regulation M. The Company shall not, until the fifth Exchange Business Day immediately following the Trade Date, engage in any such distribution.

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

         (g) No Manipulation. The Company is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

         (h) Board Authorization. Company represents that it is entering into the Transaction, solely for the purposes stated in the board resolution authorizing this Transaction and in its public disclosure. Company further represents that there is no internal policy, whether written or oral, of Company that would prohibit Company from entering into any aspect of this Transaction, including, but not limited to, the purchases of Shares to be made pursuant hereto.

         (i) Transfer or Assignment. Company may not transfer any of its rights or obligations under this Transaction without the prior written consent of JPMorgan. JPMorgan may transfer or assign all or any portion of its rights or obligations under this Transaction without consent of the Company. If JPMorgan, in its sole discretion, determines that its "beneficial ownership" (within the meaning of Section 16 of the Exchange Act and rules promulgated thereunder) exceeds 8% or more of the Company's outstanding Shares and, in its sole discretion, JPMorgan is unable after its commercially reasonable efforts to effect a transfer or assignment on pricing terms and in a time period reasonably acceptable to JPMorgan that would reduce its "beneficial ownership" to 7.5%, JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion (the "TERMINATED PORTION") of this Transaction, such that the its "beneficial ownership" following such partial termination will be equal to or less than 8%. In the event that JPMorgan so designates an Early Termination Date with respect to a portion of this Transaction, a payment shall be made pursuant to Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Warrants equal to the Terminated Portion, (ii) the Company and JPMorgan shall both be Affected Parties with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction. For the avoidance of doubt, if JPMorgan assigns or terminates any Warrants hereunder, each Daily Number of Warrants not previously settled as set forth in Annex A hereto shall be reduced proportionally, as calculated by the Calculation Agent. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any shares or other securities to or from Company, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform JPMorgan's obligations in respect of this Transaction and any such designee may assume such obligations. JPMorgan shall be discharged of its obligations to Company to the extent of any such performance.

         (j) Amendment. Paragraph (i) of Section 9.7(b) of the Equity Definitions is hereby amended for purposes of this Transaction by replacing "two-year" with "90 calendar day".

         (k) Damages. Neither party shall be liable under Section 6.10 of the Equity Definitions for special, indirect or consequential damages, even if informed of the possibility thereof.

         (l) Early Unwind. If, on or prior to August 15, 2003 (the "EARLY UNWIND DATE"), JPMorgan, in its sole discretion, seeks to effect short sales of Shares or enter into equivalent derivatives transactions in respect to of this Transaction and such short sales or equivalent derivatives transactions, in the sole opinion of JPMorgan, would require registration under the Securities Act or be subject to any other restrictions under the Securities Act then this Transaction shall be automatically terminated, as if the Early Unwind Date were an Early Termination Date and Counterparty were the sole Affected Party and this Transaction were the sole Affected Transaction.

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

         (m) Dividends. If at any time during the period from and including the Trade Date, but excluding the Expiration Date, an ex-dividend date for a cash dividend occurs with respect to the Shares (an "EX-DIVIDEND DATE"), and that dividend is greater than the Regular Dividend on a per share basis then the forward value of the difference between the Regular Dividend and the per share cash dividend corresponding to that Ex-Dividend Date shall be subtracted from the Strike Price. "REGULAR DIVIDEND" shall mean USD 0.00 per Share per quarter. The forward value of any such amount shall be calculated from the Ex-Dividend Date through and including the Settlement Date. The interest rate used for the calculation of such forward values shall be the mid-market interpolated Eurodollar zero coupon swap rate with a maturity corresponding to the Settlement Date, as determined by JPMorgan.

         (n) Netting and Setoff. Notwithstanding Section 2(c) of the Agreement, Company waives its rights to net and offset against its obligations hereunder any rights Company might have against JPMorgan under any other transactions.

         (o) Role of Agent. Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan ("JPMSI"), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party's obligations under this Transaction.

         (p)      Additional Provisions.

                  (i) The first paragraph of Section 9.1(c) of the Equity Definitions is hereby amended to read as follows: (c) 'If "Calculation Agent Adjustment" is specified as the method of adjustment in the Confirmation of a Share Option Transaction, then following the declaration by the Issuer of the terms of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or Warrants and, if so, will (i) make appropriate adjustments), if any, to any one or more of:' and, the sentence immediately preceding Section 9.1(c)(ii) is hereby amended by deleting the words "diluting or concentrative".

                  (ii) Section 9.1(e)(vi) of the Equity Definitions is hereby amended by deleting the words "other similar" between "any" and "event"; deleting the words "diluting or concentrative" and replacing them with "material"; and adding the following words at the end of the sentence "or Warrants".

                  (iii) Section 9.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the third line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the period at the end of subsection (ii) thereof and inserting the following words therefor " or (C) at JPMorgan's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer."

                  (iv) Notwithstanding Section 9.7 of the Equity Definitions, everything in the first paragraph of Section 9.7(b) of the Equity Definitions after the words "Calculation Agent" in the third line through the remainder of such Section 9.7 shall be deleted and replaced with the following:

                  "based on an amount representing the Calculation Agent's determination of the fair value to Buyer of an option with terms that would preserve for Buyer the economic equivalent

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                  of any payment or delivery (assuming satisfaction of each applicable condition precedent) by the parties in respect of the relevant Transaction that would have been required after that date but for the occurrence of the Merger Event, Nationalization, Insolvency or De-Listing Event, as the case may be."

         (q) Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Company shall owe JPMorgan any amount pursuant to Sections 9.3, 9.6 or 9.7 of the Equity Definitions (except in the event of a Nationalization or a Merger Event in which the merger consideration to be paid to holders of Shares consists solely of cash) or pursuant to
                  Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party, other than an Event of Default of the type described in
                  Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or a Termination Event of the type described in Section 5(b)(i),
                  (ii), (iii), (iv), or (v) of the Agreement that resulted from an event or events outside Company's control) (a "PAYMENT OBLIGATION"), Company may, in its sole discretion, satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) and shall give irrevocable telephonic notice to JPMorgan, confirmed in writing within one Currency Business Day, between the hours of 9:00 a.m. and 4:00 p.m. New York local time on the Announcement Date or Early Termination Date, as applicable ("NOTICE OF SHARE TERMINATION"). Upon Notice of Share Termination no later than 8:00 a.m. on the Exchange Business Day immediately following the Merger Date, Announcement Date or Early Termination Date, as applicable, the following provisions shall apply:


Share Termination Alternative:        Applicable and means that Company shall
                                      deliver to JPMorgan the Share
                                      Termination Delivery Property on the
                                      date (the "SHARE TERMINATION PAYMENT
                                      DATE") when the Payment Obligation would otherwise be due, subject to paragraph
                                      (r)(i) below, in satisfaction, subject
                                      to paragraph (r)(ii) below, of the
                                      Payment Obligation in the manner
                                      reasonably requested by JPMorgan free of payment.

Share Termination Delivery Property:  A number of Share Termination Delivery
                                      Units, as calculated by the Calculation
                                      Agent, equal to the Payment Obligation
                                      divided by the Share Termination Unit
                                      Price. The Calculation Agent shall
                                      adjust the Share Termination Delivery
                                      Property by replacing any fractional
                                      portion of a security therein with an
                                      amount of cash equal to the value of
                                      such fractional security based on the
                                      values used to calculate the Share
                                      Termination Unit Price.



Share Termination Unit Price:         The value to JPMorgan of property
                                      contained in one Share Termination
                                      Delivery Unit on the date such Share
                                      Termination Delivery Units are to be
                                      delivered as Share Termination Delivery
                                      Property, as determined by the
                                      Calculation Agent in its discretion by
                                      commercially

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                                      reasonable means and notified by the
                                      Calculation Agent to Company at the time of notification of the Payment Obligation. In the case of a Private Placement of Share Termination Delivery Units that are Restricted Shares (as defined below) as set for in paragraph (r)(i) below, the Share Termination Unit Price shall be determined by the discounted price applicable to such Share Termination Delivery Units. In the case of a Registered Settlement of Share Termination Delivery Units that are Restricted Shares (as defined below) as set forth in paragraph (r)(ii) below, the Share Termination Unit Price shall be the Settlement Price.

Share Termination Delivery Unit:      In the case of a Termination Event or
                                      Event of Default, one Share or, in the
                                      case of a Merger Event, a unit consisting of the number or amount of each type of property received by a holder of one Share
                                      (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event. If a Share
                                      Termination Delivery Unit consists of
                                      property other than cash or New Shares,
                                      the Calculation Agent will replace such
                                      property with cash, New Shares or a
                                      combination thereof as components of a
                                      Share Termination Delivery Unit in such
                                      amounts, as determined by the Calculation
                                      Agent in its discretion by commercially
                                      reasonable means, as shall have a value
                                      equal to the value of the property so
                                      replaced. If such Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:                   Applicable

Other applicable provisions:          If this Transaction is to be Share
                                      Termination Settled, the provisions of
                                      Sections 6.6, 6.7, 6.8 and 6.10 (as
                                      modified above) of the Equity Definitions will be applicable, except that all references in such provisions to
                                      "Physically-Settled" shall be read as
                                      references to "Share Termination Settled" and all references to "Shares" shall be read as references to "Share Termination
                                      Delivery Units". "Share Termination
                                      Settled" in relation to this Transaction

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                                      means that Share Termination Settlement is applicable to this Transaction.

         (r) Registration/Private Placement Procedures. If, in the reasonable opinion of JPMorgan, following any delivery of Shares or Share Termination Delivery Property to JPMorgan hereunder, such Shares or Share Termination Delivery Property would be in the hands of JPMorgan subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being a "restricted securities", as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, "RESTRICTED SHARES"), then delivery of such Restricted Shares shall be effected pursuant to either clause
                  (i) or (ii) below at the election of Company, unless waived by JPMorgan. Notwithstanding the foregoing, the Company shall elect, prior to the first Settlement Date under Section 2 above, a Private Placement Settlement or Registered Settlement for all deliveries of Restricted Shares pursuant to Section 2 above which election shall be applicable to all Settlement Dates and the procedures in clause (i) or clause (ii) below shall apply for all such delivered Restricted Shares on aggregate basis commencing after the first Settlement Date. The Calculation Agent shall make reasonable adjustments to settlement terms and provisions under this Confirmation to reflect a single Private Placement or Registered Settlement for such aggregate Restricted Shares delivered hereunder.

                  (i) If the Company elects to settle the Transaction pursuant to this clause (i) (a "PRIVATE PLACEMENT SETTLEMENT"), then deliveries of Restricted Shares by the Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to JPMorgan; provided that the Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to
                           Section 4'(2) of the Securities Act for the sale by the Company to JPMorgan (or any affiliate designated by JPMorgan) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by JPMorgan (or any such affiliate of JPMorgan). The Private Placement Settlement of such Registered Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to JPMorgan, due diligence rights (for JPMorgan or any designated buyer of the Restricted Shares by JPMorgan), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to JPMorgan. In the case of a Private Placement Settlement, JPMorgan shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to paragraph (q) above) or any Settlement Price (in the case of settlement of Shares pursuant to Section 2 above) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the amount of such Restricted Shares to be delivered to JPMorgan hereunder; provided that in no event such number shall be greater than 328,513,388 (the "MAXIMUM AMOUNT"). Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by JPMorgan to the Company, of such applicable discount and the number of Restricted Shares to be delivered pursuant to this clause (i).

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                           For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to paragraph (q) above) or on the Settlement Date for such Restricted Shares (in the case of settlement of Shares pursuant to Section 2 above).

                  (ii) If the Company elects to settle the Transaction pursuant to this clause (ii) (a "REGISTRATION SETTLEMENT"), then the Company shall file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to JPMorgan, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to JPMorgan. If JPMorgan is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the "RESALE PERIOD") commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be any Settlement Date in the case of settlement of Shares pursuant to
                           Section 2 above or the Share Termination Payment Date in case of settlement of Share Termination Delivery Units pursuant to paragraph (q) above) and ending on the earliest of (i) the Exchange Business Day on which JPMorgan completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales exceed the Payment Obligation (as defined above), (ii) the date upon which all Restricted Shares have been sold or transferred pursuant to Rule 144 (or similar provisions then in force) or Rule 145(d)(l) or (2) (or any similar provision then in force) under the Securities Act and
                           (iii) the date upon which all Restricted Shares may be sold or transferred by a non-affiliate pursuant to Rule 144(k) (or any similar provision then in force) or Rule 145(d)(3) (or any similar provision then in force under the Securities Act. If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to JPMorgan by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the "ADDITIONAL AMOUNT") in cash or in a number of Shares ("MAKE-WHOLE SHARES") in an amount that, based on the Settlement Price on the last day of the Resale Period (as if such day was the "Valuation Date" for purposes of computing such Settlement Price), has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no even shall the Company deliver a number of Restricted Shares greater than the Maximum Amount.

                  (iii) Without limiting the generality of the foregoing, Company agrees that any Restricted Shares delivered to JPMorgan, as purchaser of such Restricted Shares,
                           (i) may be transferred by and among JPMorgan Chase Bank and its affiliates and Company shall effect such transfer without any further action by JPMorgan and
                           (ii) after the minimum "holding period" within the meaning of Rule 144(d) under the Securities Act has elapsed after any Settlement Date for

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                           such Restricted Shares, Company shall promptly remove, or cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon delivery by JPMorgan (or such affiliate of JPMorgan) to Company or such transfer agent of seller's and broker's representation letters and an opinion of counsel customarily delivered by JPMorgan in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by JPMorgan (or such affiliate of JPMorgan).

                  If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii), as applicable, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.

         (s) DTC-Eligible Deliveries. Notwithstanding anything to the contrary herein, the Company agrees that any delivery of Shares or Share Termination Delivery Property shall be effected by book-entry transfer through the facilities of DTC, or any successor depositary, if at the time of delivery, such class of Shares or class of Share Termination Delivery Property is eligible to be in book-entry form at DTC or such successor depositary.

         (t) Governing Law. New York law (without reference to choice of law doctrine).

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax on 212 622 8519 (PLEASE NOTE THIS NEW FAX NUMBER).

                                 Very truly yours,

                                      J.P. MORGAN SECURITIES INC., AS AGENT( FOR
                                      JPMORGAN CHASE BANK

                                      By: /s/ Nicola Mudge
                                          --------------------------------------
                                      Authorized Signatory
                                      Name: Nicola Mudge

Accepted and confirmed
as of the Trade Date:

CADENCE DESIGN SYSTEMS, INC.

By:
   -----------------------------------
Authorized Signatory
Name:

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to EDG Confirmation Group. J.P. Morgan Securities Inc., 277 Park Avenue. 11th Floor, New York, NY 10172-3401, or by fax on 212 622 8519(PLEASE NOTE THIS NEW FAX NUMBER).

                                 Very truly yours,

                                      J.P. MORGAN SECURITIES INC., AS AGENT FOR
                                      JPMORGAN CHASE BANK

                                      By.
                                         ---------------------------------------
                                      Authorized Signatory
                                      Name:

         Accepted and confirmed
         as of the Trade Date:

         CADENCE DESIGN SYSTEMS, INC.

         By: /s/ WILLIAM PORTER
             ---------------------------------------
         Authorized Signatory
         Name: WILLIAM PORTER
               SR. VP & CFO

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                                     Annex A


NUMBER                           EXPIRATION DATE               DAILY NUMBER OF WARRANTS
------                          -----------------              ------------------------
  1.                            February 21, 2008                       372,627
  2.                            February 22, 2008                       372,627
  3.                            February 25, 2008                       372,627
  4.                            February 26, 2008                       372,627
  5.                            February 27, 2008                       372,627
  6.                            February 28, 2008                       372,627
  7.                            February 29, 2008                       372,627
  8.                            March 3, 2008                           372,627
  9.                            March 4, 2008                           372,627
  10.                           March 5, 2008                           372,627
  11.                           March 6, 2008                           372,627
  12.                           March 7, 2008                           372,627
  13.                           March 10, 2008                          372,627
  14.                           March 11, 2008                          372,627
  15.                           March 12, 2008                          372,627
  16.                           March 13, 2008                          372,627
  17.                           March 14, 2008                          372,627
  18.                           March 17, 2008                          372,627
  19.                           March 18, 2008                          372,627
  20.                           March 19, 2008                          372,627
  21.                           March 20, 2008                          372,627
  22.                           March 24, 2008                          372,627
  23.                           March 25, 2008                          372,627
  24.                           March 26, 2008                          372,627
  25.                           March 27, 2008                          372,627
  26.                           March 28, 2008                          372,627
  27.                           March 31, 2008                          372,627
  28.                           April 1, 2008                           372,627
  29.                           April 2, 2008                           372,627
  30.                           April 3, 2008                           372,627
  31.                           April 4, 2008                           372,627
  32.                           April 7, 2008                           372,627
  33.                           April 8, 2008                           372,627
  34.                           April 9, 2008                           372,627
  35.                           April 10, 2008                          372,627
  36.                           April 11, 2008                          372,627
  37.                           April 14, 2008                          372,627
  38.                           April 15, 2008                          372,627
  39.                           April 16, 2008                          372,627
  40.                           April 17, 2008                          372,627
  41.                           April 18, 2008                          372,627
  42.                           April 21, 2008                          372,627
  43.                           April 22, 2008                          372,627
  44.                           April 23, 2008                          372,627
  45.                           April 24, 2008                          372,627
  46.                           April 25, 2008                          372,627
  47.                           April 28, 2008                          372,627
  48.                           April 29, 2008                          372,627
  49.                           April 30, 2008                          372,627
  50.                           May 1, 2008                             372,627
  51.                           May 2, 2008                             372,627
  52.                           May 5, 2008                             372,627
  53.                           May 6, 2008                             372,627
  54.                           May 7, 2008                             372,627
  55.                           May 8, 2008                             372,627
  56.                           May 9, 2008                             372,627
  57.                           May 12, 2008                            372,627
  58.                           May 13, 2008                            372,627
  59.                           May 14, 2008                            372,627
  60.                           May 15, 2008                            379,224

                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
  INCORPORATED WITH LIMITED LIABILITY AS A NEW YORK STATE CHARTERED COMMERCIAL
                                      BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA. REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ. HEAD OFFICE 270
                           PARK AVENUE, NEW YORK, USA.

                                       16